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                                                                Exhibit 99(b)


                                INVETECH COMPANY

                       Merger Consideration Election Form
                       ----------------------------------

To:  Invetech Company
     1400 Howard Street
     Detroit, Michigan 48216


    1. The undersigned hereby elects to receive shares of the common stock ("Applied Stock") of Applied Industrial Technologies, Inc. ("Applied") and cash in the percentages designated below arising from the merger of Invetech Company, a Michigan corporation, with and into IC Acquisition Corporation, an Ohio corporation, pursuant to the terms of a Plan and Agreement of Merger (the "Merger Agreement") among Applied, IC Acquisition Corporation and Invetech Company dated April 29, 1997:

    [please check appropriate box-percentages have been rounded to nearest one-hundreth]

                                 Cash at Time          Cash Escrow
              Applied Stock        of Merger             Deposit
              -------------      -----------           -----------

     [ ]          78%                9.95%                 12.05%
     [ ]          70%               17.95%                 12.05%
     [ ]          60%               27.95%                 12.05%
     [ ]          50%               37.95%                 12.05%

    2. The undersigned acknowledges that in the event this form is not completed, executed and delivered by the undersigned to Invetech Company at the address set forth above on or before July 29, 1997, at 5:00 p.m., local time, the undersigned shall be entitled to receive the undersigned's proportionate share of the merger consideration allocated 50% to Applied Stock and 50% to cash. This form may be returned by facsimile to (313) 963-5427.

    3. The undersigned further acknowledges that the undersigned has received and reviewed a copy of the Prospectus of Applied dated July 22, 1997 regarding the shares to be issued pursuant to the Merger Agreement.

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                                                     (Please type or print name)

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                                                                     (Signature)